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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              MORGAN'S FOODS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................
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

                              MORGAN'S FOODS, INC.
                                   Suite 126
                            24200 Chagrin Boulevard
                             Beachwood, Ohio 44122

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 1999

                               ------------------

TO THE SHAREHOLDERS:

     You are hereby notified that the Annual Meeting of Shareholders of Morgan's Foods, Inc., an Ohio corporation (the "Company"), will be held at the Cleveland Marriott East, 3663 Park East Dr., Beachwood, Ohio, on Friday, June 25, 1999, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

          1. To elect the Board of Directors of the Company.

          2. To approve the Key Employees Nonqualified Stock Option Plan.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 12, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                     KENNETH L. HIGNETT
                                                         Secretary

June 4, 1999

--------------------------------------------------------------------------------

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT THEIR SHARES ARE REPRESENTED AT THE MEETING OR ANY ADJOURNMENT THEREOF.

                              MORGAN'S FOODS, INC.
                         24200 Chagrin Blvd., Suite 126
                             Beachwood, Ohio 44122

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Morgan's Foods, Inc., an Ohio corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Cleveland Marriott East, 3663 Park East Dr., Beachwood, Ohio, on Friday, June 25, 1999 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof.

     This proxy statement and accompanying notice and form of proxy are being mailed to shareholders on or about June 4, 1999. A copy of the Company's Annual Report to Shareholders, including financial statements, for the fiscal year ended February 28, 1999 (the "1999 fiscal year") is enclosed with this proxy statement.

     The presence of any shareholder at the Meeting will not operate to revoke his proxy. Any proxy may be revoked, at any time before it is exercised, in open meeting, or by giving notice to the Company in writing, or by filing a duly executed proxy bearing a later date.

     If the enclosed proxy is executed and returned to the Company, the persons named therein will vote the shares represented by it at the Meeting. The proxy permits specification of a vote for the election of directors, or the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. The proxy also permits specification of a vote for or against, or abstention with respect to, the proposal to approve the Key Employees Nonqualified Stock Option Plan.

     Where a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted at the Meeting FOR the election as directors of the nominees set forth herein under "Election of Directors" and FOR the proposal to approve the Key Employees Nonqualified Stock Option Plan.

     Under Ohio law and the Company's Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against election of any nominee, and any holder of Common Shares who abstains from voting on the proposal to approve the Key Employees Nonqualified Stock Option Plan will, in effect, be voting against such proposal.

     The close of business on May 12, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of May 6, 1999, the Company's outstanding voting securities consisted of 2,910,839 Common Shares, without par value, each of which is entitled to one vote on all matters to be presented to the shareholders at the Meeting.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Meeting, shares represented by proxies will be voted, unless otherwise specified in such proxies, for the election of the seven nominees for directors named in this proxy statement and the enclosed proxy. These nominees will, if elected, serve as directors of the Company until the next annual meeting of the shareholders and until their successors are elected and shall qualify. All of the nominees are currently members of the Board of Directors and have consented to be nominated and to serve if elected. If, for any reason, any one or more nominees becomes unavailable for election, it is expected that proxies will be voted for the election of such substitute nominees as may be designated by the Board of Directors.

     If notice in writing is given by any shareholder to the President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the President or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one candidate an amount of votes equal to the number of directors to be elected multiplied by the number of his shares, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

     If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented by proxies given to them in such fashion as to elect as many of the nominees as possible.

     The table below sets forth, as of May 6, 1999, certain information about each of the nominees for directors.

                                                                                  DIRECTOR
                                                                                   OF THE
                                             PRINCIPAL OCCUPATION                 COMPANY
         NAME             AGE               FOR THE PAST FIVE YEARS                SINCE
         ----             ---               -----------------------               --------
Richard A. Arons          61     Attorney                                          1985
Lawrence S. Dolin         55     Chairman, Noteworthy Medical Systems, Inc.        1981
                                 (July 1998 to present); General Partner,
                                 Mordo Partners (Investment
                                 Management)(January 1996 to present);
                                 President of The Front Row Theatre, Inc.
                                 (entertainment facility) (July 1974 to
                                 December 1994)
Kenneth L. Hignett        52     Senior Vice President, Chief Financial            1993
                                 Officer and Secretary of the Company (March
                                 1992 to present); Vice President, Secretary
                                 and Treasurer of the Company (January 1991 to
                                 March 1992); Vice President and Treasurer of
                                 the Company (June 1989 to January 1991)
Steven S. Kaufman         49     President, Co-CEO and a founding shareholder,     1989
                                 Kaufman & Cumberland Co. L.P.A. (law firm)
Bernard Lerner            72     President of Automated Packaging Systems,         1989
                                 Inc. (manufacturer of packaging materials and
                                 machinery)
James J. Liguori          50     President and Chief Operating Officer of the      1984
                                 Company (July 1988 to present); Executive
                                 Vice President of the Company (August 1987 to
                                 July 1988); Vice President of the Company
                                 (June 1979 to August 1987)
Leonard R. Stein-Sapir    60     Chairman of the Board and Chief Executive         1981
                                 Officer of the Company (April 1989 to
                                 present)

     The Company has an Executive Committee, an Audit Committee, and a Stock Option Plan Committee, the members of each of which are appointed by the Board of Directors. The Company does not have a nominating committee.

     The Executive Committee consists of James J. Liguori, Lawrence S. Dolin, Bernard Lerner and Leonard R. Stein-Sapir. This committee has the authority, between meetings of the Board of Directors, to exercise substantially all of the powers of the Board in the management of the business of the Company.

     The Audit Committee consists of Lawrence S. Dolin, Steven S. Kaufman and Bernard Lerner. This committee considers and recommends to the Board of Directors the appointment of independent accountants for the Company. It reviews with such accountants the arrangements for and the scope of the audit to be conducted by them. It also reviews the results of audits and various other financial and accounting matters affecting the Company.

     The members of the Stock Option Committee are Bernard Lerner, Steven S. Kaufman, and Lawrence S. Dolin. This committee administers the Company's incentive stock option plan.

     The Board of Directors met four times, the Audit and Executive Committees each met once and the Stock Option Plan Committee did not meet, during the 1999 fiscal year. Each director currently serving on the Board attended 75% or more of the meetings held during such year by the Board and the committee(s) on which he served.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Shares as of May 6, 1999.

         NAME AND ADDRESS                              PERCENT
       OF BENEFICIAL OWNER          NUMBER OF SHARES   OF CLASS
       -------------------          ----------------   --------
Leonard R. Stein-Sapir (1)
24200 Chagrin Blvd., Suite 126
Beachwood, Ohio 44122.............      473,529          16.3%
Richard A. Arons
24200 Chagrin Blvd., Suite 126
Beachwood, Ohio 44122.............      420,833          14.5%
Cramer Rosenthal McGlynn, Inc. (2)
707 Westchester Avenue
White Plains, NY 10604............      188,989           6.5%

---------------

(1) Includes 98 shares owned by Mr. Stein-Sapir's children and 1,666 shares owned by his wife. Mr. Stein-Sapir disclaims any beneficial interest in the shares owned by his wife and children.

(2) According to a report on Schedule 13G dated March 5, 1999, filed with the Securities and Exchange Commission, Cramer Rosenthal McGlynn, Inc., an investment advisory firm ("CRM"), beneficially owned 188,989 or 6.5% of the outstanding Common Shares as of such date. CRM disclosed in such Schedule 13G that it shares the power to dispose of and vote such shares.

     SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth information as of May 6, 1999, with respect to Common Shares beneficially owned by all directors and nominees for election as directors of the Company and by all officers and directors of the Company as a group. Each person owns beneficially and of record the shares indicated and has sole voting and investment power with respect thereto, except as otherwise set forth in the footnotes to the table.

                                                                     PERCENT
                     NAME                        NUMBER OF SHARES    OF CLASS
                     ----                        ----------------    --------
Richard A. Arons...............................       420,833          14.5%
Lawrence S. Dolin (1)..........................       106,125           3.7
James J. Liguori (2)...........................        31,539           1.1
Steven S. Kaufman (3)..........................         4,744             *
Leonard R. Stein-Sapir (4).....................       473,529          16.3
Bernard Lerner.................................       103,066           3.5
Kenneth L. Hignett (5).........................        13,666             *
All officers and directors as a group (10
  persons) (6).................................     1,168,523          39.8%

---------------

  * Less than one percent of the outstanding Common Shares of the Company.

(1) Includes 43,000 shares owned by a partnership of which Mr. Dolin is a general partner and 625 shares owned by Mr. Dolin's wife. Mr. Dolin disclaims any beneficial interest in the shares owned by his wife.

(2) Includes 166 shares owned by Mr. Liguori's children and 83 shares owned by his wife. Mr. Liguori disclaims any beneficial interest in the shares owned by his wife and children.

(3) Includes 1,007 shares owned by Mr. Kaufman's wife, as to which he disclaims any beneficial interest.

(4) Includes 98 shares owned by Mr. Stein-Sapir's children and 1,666 shares owned by his wife. Mr. Stein-Sapir disclaims any beneficial interest in the shares owned by his wife and children.

(5) Includes 10,833 shares subject to exercisable options.

(6) Includes 24,166 shares subject to exercisable options.

                             EXECUTIVE COMPENSATION

                REPORT OF THE BOARD OF DIRECTORS ON COMPENSATION

     Introduction. The disclosure rules of the Securities and Exchange Commission require the Company to provide certain information concerning the compensation of the Chief Executive Officer and the other executive officers of the Company. The Company does not have a Compensation Committee of the Board of Directors. Decisions on the compensation of the Company's Chief Executive Officer are made by the Board and salaries of other executive officers are set in relation to the Chief Executive Officer.

     Structure. Compensation of the Company's executive officers consists primarily of salary and stock option grants. The Company also provides a matching contribution to deferred compensation under a 401(k) Plan described in a separate section of this proxy statement. Stock options have been used by the Company to reward executives for actions which increase shareholder value. The granting of stock options also aids in the retention of high quality executives by providing long term incentives. The Company has no bonus plan for executives nor does it provide retirement benefits. The Company believes that the Company's compensation policy is fair to the Company's employees and shareholders and that its total compensation package is competitive within the restaurant industry.

     Base Salary. In the past, the Company has relied primarily on its own informal surveys of compensation levels to gauge the reasonableness of the compensation of Leonard Stein-Sapir, the Company's Chief Executive Officer. Compensation of other executives is set in relation to the Chief Executive based on each other executive's level of responsibility and experience and the particular challenges facing the executive during the coming year. During fiscal 1993, the Company engaged a compensation consultant to compile comparative data on chief executive officer compensation at similar size companies and recommend a range of base salary for the Chief Executive Officer for fiscal 1994. The Board of Directors has not considered it necessary to utilize a compensation consultant since fiscal 1993. Due to the Company's significant dependence on the efforts of the Chief Executive Officer, his services were subject to a three year employment agreement covering the fiscal years 1994 -- 1996 and providing for a base salary of $250,000 for the 1996 fiscal year which Mr. Stein-Sapir voluntarily reduced to $225,000 for such year. Under the terms of the agreement, the Chief Executive Officer's compensation could be reviewed annually and Mr. Stein-Sapir was eligible to participate in any bonus plan offered to other executive officers of the Company. Mr. Stein-Sapir continued to be compensated at the annual rate of $225,000 for the 1999 fiscal year although the employment contract is no longer in effect.

     All executive officer salaries are reviewed on an annual basis. In deciding on changes in the annual base salary of the Chief Executive Officer the Board considers several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Board also evaluates the Chief Executive Officer's performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for the Company. Salary changes for other executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the Company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary. Based on a recommendation of the Chief Executive Officer, fiscal 1999 salary evaluations for all other officers were deferred indefinitely.

     Stock Options. Stock options have been administered by the Stock Option Committee of the Board of Directors. The Company's Incentive Stock Option Plan expired during fiscal 1995. Options granted under the Incentive Plan remain outstanding until their individual expiration dates. In April 1999, the Board of Directors approved a non-qualified stock option plan for executives and managers and a key employees' non-qualified stock option plan. See "Proposal No. 2 - Key Employees Non-Qualified Stock Option Plan".

                             THE BOARD OF DIRECTORS

Richard A. Arons       Leonard R. Stein-Sapir
Lawrence S. Dolin      Bernard Lerner
James J. Liguori       Kenneth L. Hignett
Steven S. Kaufman

                           SUMMARY COMPENSATION TABLE

     The following table sets forth for each of the Company's last three fiscal years the compensation earned by or awarded or paid to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers earning more than $100,000 during one or more of such years.

NAME AND                                           FISCAL                     ALL OTHER
PRINCIPAL POSITION                                  YEAR        SALARY     COMPENSATION (1)
------------------                                 ------      --------    ----------------
Leonard R. Stein-Sapir,                             1999       $225,000         $5,987
  Chairman of the Board                             1998        225,140          5,987
  and Chief Executive Officer                       1997        226,742          6,647
James J. Liguori,                                   1999       $176,500         $3,283
  President and                                     1998        176,500          3,025
  Chief Operating Officer                           1997        173,952          1,912
Kenneth L. Hignett,                                 1999       $107,500         $2,436
  Senior Vice President,                            1998        107,500          2,178
  Chief Financial Officer and Secretary             1997        107,389          2,802

---------------

(1) Represents the value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executives and the matching contribution made by the Company to the 401(k) Plan.

                      OPTION EXERCISES IN FISCAL 1999 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information about the number of options exercised during the 1999 fiscal year and the number and value of unexercised incentive and nonqualified stock options held as of February 28, 1999 by each executive named in the Summary Compensation Table.

                                                                                   VALUE OF
                                                             NUMBER OF            UNEXERCISED
                                                            UNEXERCISED          IN-THE-MONEY
                                                           OPTIONS AS OF         OPTIONS AS OF
                            SHARES                       FEBRUARY 28, 1999     FEBRUARY 28, 1999
                         ACQUIRED ON        VALUE          EXERCISABLE/          EXERCISABLE/
NAME                     EXERCISE (#)    REALIZED($)       UNEXERCISABLE         UNEXERCISABLE
----                     ------------    -----------    -------------------    -----------------
Leonard R. Stein-Sapir        0               0              83,333/0                $0/0
Kenneth L. Hignett            0               0              10,833/0                $0/0

  RETIREMENT AND SAVINGS PLAN  -- 401(k)

     Since October 1, 1993, the Company has maintained a Retirement and Savings Plan under IRS Code Section 401(k) ("the 401(k) Plan"). The 401(k) Plan allows eligible employees to defer a portion of their compensation before federal income tax to a qualified trust. All employees who are at least 21 years of age, have one year of service with the Company and have worked at least 1,000 hours in the past year are eligible to participate in the 401(k) Plan. The participants may choose from five investment options including common shares of the Company for the investment of their deferred compensation. In addition, the Company matches 15% of each participant's salary deferral, for the first 6% of their salary, with Common Shares of the Company. For the fiscal year ended February 28, 1999, the Company contributed $21,014 to the 401(k) Plan and paid or accrued $10,078 in administrative fees.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors performs the functions of a compensation committee. The Company's Board includes three members who are executive officers of the Company: James J. Liguori, Kenneth L. Hignett and Leonard R. Stein-Sapir. During the fiscal year ended February 28, 1999, Mr. Liguori was President and Chief Operating Officer of the Company, positions he has held since July 1988. From August 1987 to July 1988, he was Executive Vice President of the Company, and from June 1978 to August 1987 he was Vice President of the Company. During the fiscal year ended February 28, 1999, Mr. Hignett was Senior Vice President, Chief Financial Officer and Secretary of the Company, positions which he has held since March 1992. From January 1991 to March 1992, he was Vice President, Secretary and Treasurer of the Company, and from June 1989 to January 1991 he was Vice President and Treasurer of the Company. During the fiscal year ended February 28, 1999, Mr. Stein-Sapir was Chairman of the Board and Chief Executive Officer of the Company, positions he has held since April 1989.

  DIRECTOR COMPENSATION

     Annual Fee. Messrs. Arons, Dolin, Kaufman and Lerner each received $12,000 for serving on the Board of Directors during the fiscal year ended February 28, 1999. Directors who are also officers of the Company do not receive additional compensation as Directors. No additional compensation is paid to Directors for serving on Committees of the Board.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Shares, assuming a $100 investment as of February 28, 1994, and based on the market prices at the end of each fiscal year, with the cumulative total return of the Standard & Poor's Midcap 400 Stock Index and a peer group index composed of seven restaurant companies that have a market capitalization comparable to that of the Company.

                                                     MORGAN'S FOODS              S&P MIDCAP 400             RESTAURANT INDEX
                                                     --------------              --------------             ----------------
1994                                                     100.00                      100.00                      100.00
1995                                                      64.00                      102.00                      115.00
1996                                                      28.00                      131.00                       99.00
1997                                                      21.00                      155.00                       79.00
1998                                                      18.00                      211.00                       96.00
1999                                                      19.00                      216.00                      119.00

     The companies in the restaurant peer group index are Consolidated Products, Inc., Ground Round Restaurants, Summit Family Restaurants, Inc. , Daka International Inc., Uno Restaurant Corp., Cuisine Solutions Inc. (formerly Vi De France Corp.), and Wall Street Deli, Inc. The index is weighted based on market capitalization. The companies included in the peer group were approved by the Board of Directors.

     PROPOSAL 2: TO ADOPT THE KEY EMPLOYEES NONQUALIFIED STOCK OPTION PLAN

GENERAL

     There will be submitted at the Meeting for action by the holders of Common Shares a proposal to adopt the Key Employees Nonqualified Stock Option Plan (the "Plan"). The board continues to believe that the use of stock-related benefits as part of the Company's compensation package is of great importance in promoting the growth and continued success of the Company and is thus of substantial benefit to the Company and its shareholders. The Company cannot be successful without the ability to attract and retain talented executives, managers and other employees. The Plan is an effective recruiting tool, as well as a means of promoting long-term commitment to the Company. The Plan was approved by the board of directors on April 2, 1999.

     No awards relating to the Plan have been made. If the Plan is approved by the holders of Common Shares, the Plan Committee (the "Committee") will from time to time consider awards for key employees of the Company under the Plan.

     Administration. The Plan will be administered by the Committee. Subject to the terms of the Plan, the Committee will be authorized to select persons to participate in the Plan, determine the form and substance of grants made under the Plan, and the conditions and restrictions, if any, to which such grants are subject, interpret the Plan and adopt, amend, or rescind rules and regulations for carrying out the Plan.

     Shares Available Under the Plan. Subject to certain provisions in the Plan, an aggregate of 291,000 Common Shares of the Company may be issued pursuant to the Plan.

     Participation; Award Limitation. Participation in the Plan will be limited to officers and other key employees of the Company and its subsidiaries selected by the Committee. Directors who are officers of the Company shall be eligible to participate in the Plan. Directors who are not officers of the Company will not be eligible to participate.

     Under the Plan, the Committee will determine who receives stock options. The Committee will determine the number of shares with respect to which stock options are granted to a participant. The maximum number of shares with respect to which options may be granted to any single individual in any one calendar year may not exceed 100,000 shares.

     Nonqualified Options. The Plan provides for the grant to eligible participants of nonqualified stock options only. The exercise price under any option awarded under the Plan is required to be not less than 100% of the fair market value of the shares on the date the option is granted.

     Options may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment will be made in cash or in shares previously acquired by the participant or a combination thereof. The fair market value of Common Shares tendered on exercise of options will be determined on the date of exercise. A participant also may exercise his or her options under a "cashless" exercise method involving a brokerage loan or a brokered sale of all or part of the shares underlying the options.

     Pursuant to the Plan, the Committee will determine the date on which each option may be exercised and whether an option is exercisable in installments. In addition, the Committee may accelerate the time at which any option may be exercised in whole or in part. A participant may exercise an option only if he or she is, and has continuously since the date the option was granted been, an employee of the Company or a subsidiary.

     The Committee will determine the term during which each option may be exercised, but in no event will an option be exercisable in whole or in part in less than six months from the date of grant.

     Termination and Modification of the Plan. The board of directors of the Company, without further approval of the shareholders, may modify or terminate the Plan and may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that no modification, suspension or termination of the Plan may, without the consent of the participant affected, alter or impair any grant previously made under the Plan.

     The Plan will terminate on April 1, 2009.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     Non-Qualified Stock Options. With respect to non-qualified stock options generally, (a) no income is realized by the optionee at the time the option is granted, (b) upon exercise of the option, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the Common Shares on the date of exercise over the option price paid for the shares, and the Company is entitled to a tax deduction in the amount of ordinary income realized (provided that applicable withholding or reporting requirements are satisfied), and (c) upon disposition of the Common Shares received upon exercise of the option, the optionee recognizes, as either short-term or long-term capital gain (or loss), depending upon the length of time that the optionee has held the shares, income (or loss) equal to the difference between the amount realized and the fair market value of the shares on the date of exercise.

     Capital Gains. Under current law, capital gains are subject to the same tax rates that apply to ordinary income, except the rate on long-term capital gains may not exceed 20%. Capital losses may be utilized to offset capital gains to the extent of capital gains, and $3,000 of capital losses in excess of capital gains ($1,500 in the case of a married individual filing a separate return) is deductible against other income.

     To receive long-term capital gain (loss) treatment with respect to any appreciation (depreciation) in the value of Common Shares acquired pursuant to the Plan, the participant must hold such shares for more than one year. Shares held for one year or less will receive short-term capital gain or loss treatment.

VOTE NECESSARY FOR APPROVAL

     The affirmative vote of the holders of a majority of the Common Shares present or represented at the Meeting is required to approve the Plan. The board of directors recommends that holders of such shares vote FOR approval of the Plan. Proxies for Common Shares solicited by the board will be voted FOR the Plan unless shareholders specify a contrary choice in their proxies.

NONQUALIFIED STOCK OPTION PLAN FOR EXECUTIVES AND MANAGERS

     On April 2, 1999, the board of directors of the Company approved and adopted the Nonqualified Stock Option Plan for Executives and Managers (the "Executive Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by granting non-qualified stock options to certain senior executive officers and managers of the Company to provide them with incentives to improve shareholder values and to contribute to the success of the Company. An aggregate of 145,500 Common Shares has been reserved and may be issued pursuant to the Executive Plan. Participation in the Plan is limited to executives and managers selected by the Stock Option Committee of the Company. Options granted under the Plan must be granted at an exercise price not less than 100% of the fair market value of the shares on the date the option is granted. No shareholder approval was required under the

American Stock Exchange rules or applicable law for the adoption and implementation of the Executive Plan. The Executive Plan will remain in effect until April 1, 2009.

     On the date that the Executive Plan was approved and adopted, the Plan Committee granted non-qualified stock options under the Executive Plan for an aggregate of 145,500 shares to certain executives and managers, including the Chairman and Chief Executive Officer (50,000 shares), the President and Chief Operating Officer (50,000 shares) and the Senior Vice President and Chief Financial Officer (12,500 shares). Each option has an exercise price of $4.125 and will be exercisable from October 2, 1999 through April 1, 2009.

                       SELECTION OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP serves as the Company's independent auditors. The Board of Directors of the Company has not selected independent auditors for the Company and its subsidiaries for the fiscal year ending February 27, 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders is advised that the proposal must be received by the Company at its principal executive offices not later than January 31, 2000. The Company is not required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

     If a shareholder intends to raise at the Company's annual meeting in 2000, a proposal that he does not seek to have included in the Company's proxy statement, he must notify the Company of the proposal on or before April 15, 2000. If the shareholder fails to notify the Company, the Company's proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the proxy statement for that meeting.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and owners of more than ten percent of the Company's Common Shares ("10% stockholders"), to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares of the Company. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 28, 1999, all
Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

                            EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters to be presented for action at the Meeting other than those shown in this document. Should any other matters be properly presented for action at the Meeting, the enclosed proxy confers upon the proxy holders named therein the authority to vote on such matters in accordance with their judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            KENNETH L. HIGNETT
                                              Secretary

Beachwood, Ohio
June 4, 1999

            P R O X Y                                                  P R O X Y
                                    MORGAN'S FOODS, INC.

                The undersigned hereby appoints Lawrence S. Dolin, Leonard R.
            Stein-Sapir and James J. Liguori, and each of them, attorneys and proxies of the undersigned with full power of substitution to attend the Annual Meeting of Shareholders of Morgan's Foods, Inc. (the "Company") at Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio, on Friday, June 25, 1999 at 10:00 a.m., Eastern Daylight Time, or any adjournment thereof, and to vote the number of shares of the Company which the undersigned would be entitled to vote and with all the power the undersigned would possess, if personally present, as follows:

                    1. [ ] FOR, or [ ] WITHHOLD AUTHORITY to vote for the
                following nominees for election as directors: Leonard R. Stein-Sapir, Richard A. Arons, Lawrence S. Dolin, James J. Liguori, Steven S. Kaufman, Bernard Lerner and Kenneth L. Hignett.

                (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

                ----------------------------------------------------------------

                    2. [ ] FOR, or [ ] AGAINST or [ ] ABSTAIN with respect to, the proposal to approve the Key Employees Nonqualified Stock Option Plan.

                    3. On such other business as may properly come before the
                meeting or any adjournment thereof.

                                (continued, and to be signed, on the other side)

            (Continued from other side)

                THE PROXIES WILL VOTE AS SPECIFIED ABOVE OR IF A CHOICE IS NOT
            SPECIFIED THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1 AND FOR APPROVAL OF THE KEY EMPLOYEES NONQUALIFIED STOCK OPTION PLAN UNDER
            ITEM 2.

                                                     Receipt of Notice of Annual
                                                     Meeting of Shareholders and
                                                     Proxy Statement dated
                                                     June 4, 1999, is hereby
                                                     acknowledged.

                                                     Dated............... , 1999

                                                     ...........................

                                                     ...........................

                                                     ...........................
                                                            Signature(s)

                                                     (Please sign exactly as
                                                     your name or names
                                                     appear(s) hereon,
                                                     indicating, where proper,
                                                     official position or
                                                     representative capacity.)

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
                                   Proxy Card